UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2019

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of Principal Executive Offices)		(Zip Code)

(870) 541-1000

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert A. (“Bob”) Fehlman has been appointed chief operating officer (“COO”) of Simmons First National Corporation (the “Company”), effective September 16, 2019, to serve until such time as his successor is appointed, or his earlier resignation or removal. In addition to serving as COO, Mr. Fehlman (age 55) will continue to serve as the Company’s chief financial officer (“CFO”) and treasurer, roles which he has held since 2005.

Mr. Fehlman has also assumed the role of CFO and COO of the Company’s wholly owned bank subsidiary, Simmons Bank, effective September 16, 2019.

Mr. Fehlman has worked for either the Company or its affiliates since 1988. He is a certified public accountant and holds a bachelor’s degree in accounting from Henderson State University.

In connection with Mr. Fehlman’s expanded responsibilities, his base salary has increased from $430,000 to $550,000, and the target equity incentive award for which he is eligible will, beginning in 2020 (subject to customary approvals by the compensation committee of the Company’s board of directors), decrease from 100% of base salary to 75% of base salary – with an opportunity of up to 150% of target. Mr. Fehlman will continue to be eligible for a cash incentive bonus targeted at 75% of base salary – with an opportunity of up to 200% of target – and other benefits.

Mr. Fehlman does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

	By:	/s/ George A. Makris, Jr.
Date: September 20, 2019		George A. Makris, Jr., Chairman & CEO